Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Jim Spangler, Jim.Spangler@Navistar.com, 331-332-5833
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS SECOND QUARTER 2017 RESULTS

•	Reports net loss of $80 million, or $0.86 per diluted share, on revenues of $2.1 billion

•	Generates $65 million of adjusted EBITDA in the quarter

•	Changes sales strategy for used truck vehicles; takes $60 million charge for used truck inventories; reduces used truck inventories for the fourth consecutive quarter

•	Expects stronger second half, driven by backlog and improving industry conditions

•	Maintains 2017 full-year guidance

LISLE, Ill. — June 7, 2017 — Navistar International Corporation (NYSE: NAV) today announced a second quarter 2017 net loss of $80 million, or $0.86 per diluted share, compared to a second quarter 2016 net income of $4 million, or $0.05 per diluted share.

Revenues in the quarter were $2.1 billion, down five percent compared to $2.2 billion in the second quarter last year. The decrease primarily reflects lower volumes in the company’s Core (Class 6-8 trucks and buses in the United States and Canada) market, where chargeouts were down five percent, but higher than industry Core market volumes, which were down 13-percent year-over-year.

Second quarter 2017 EBITDA was $47 million, compared to second quarter 2016 EBITDA of $135 million. This year’s second quarter results included $18 million in adjustments primarily resulting from pre-existing warranties, asset impairment charges, restructuring of manufacturing operations, and debt financing charges. Second quarter adjusted EBITDA was $65 million, compared to adjusted EBITDA of $187 million in the comparable period last year. Higher used truck losses primarily resulting from a $60 million increase to the used truck reserve for the company’s legacy MaxxForce 13 used truck inventory was the largest contributor to the year-over-year decline. The company is changing its sales strategy for its MaxxForce 13-liter used trucks to take advantage of additional opportunities to sell more units into export markets, a move it expects will accelerate efforts to reduce its inventories of these trucks.

Navistar ended second quarter 2017 with $949 million in consolidated cash, cash equivalents and marketable securities. Manufacturing cash, cash equivalents and marketable securities were $918 million at the end of the quarter.

“We are on track to improve on last year’s results, but still have quite a bit of work to do in the second half,” said Troy A. Clarke, Navistar chairman, president and chief executive officer. “However, the work we’ve done in the first six months growing share, building our backlog, and managing costs, combined with improving industry conditions, positions us to deliver a stronger second half.”

Second quarter highlights included:

•	Improving Core market share, with additions to the company’s production schedule and extensions of the company’s backlog into the fourth quarter.

•	Strengthening competitive presence in the Class 8 market, including ramped-up deliveries of the new International LT Series with the Cummins ISX 15 liter engine; introduction of the new RH™ Series of Class 8 regional haul tractors; and unveiling of the new International A26 12.4-liter engine, which launches in the LT and RH Series in the coming weeks.

•	Significant defense wins, including two foreign military contracts to reset, upgrade and support 1,085 long wheel base MaxxPro® Mine Resistant Ambush Protected (MRAP) vehicles; and to produce and support 40 MaxxPro® Dash DXM™ MRAP vehicles for foreign military sales.

•	Progress on new sources of revenue, including full-run-rate production of General Motors’ cutaway G van at Navistar’s Springfield, Ohio plant; expansion of Navistar’s connected vehicle services under the OnCommand Connection brand, which now includes more than 300,000 subscribers; announcing its Electronic Driver Log app, which will assist smaller fleets and owner-operators in complying with new federal regulations; and the unveiling of OnCommand Connection Marketplace, a new, open-architecture, cloud-based technology platform for a broad range of driver support tools and applications.

•	Closing its wide-ranging strategic alliance with Volkswagen Truck & Bus, under which the two companies are already collaborating on a number of potential technology projects, and in a procurement joint venture, which is identifying cost-saving opportunities and is expected to be accretive year one.

•	Naming Persio V. Lisboa as executive vice president and chief operating officer.

“Persio played a key role in creating our alliance with Volkswagen Truck & Bus, and led many of the initiatives to improve our operations during the turnaround,” Clarke said. “His focus in this new role will be to build on the progress we’ve made over the last four years.”

The company reiterated its 2017 guidance:

•	Retail deliveries of Class 6-8 trucks and buses in the United States and Canada are forecast to be in the range of 305,000 units to 335,000 units for fiscal year 2017.

•	Full-year 2017 revenues are expected to be similar to 2016.

•	Full-year 2017 adjusted EBITDA is expected to be higher than 2016.

•	Fiscal year end 2017 manufacturing cash is expected to be about $1 billion.

SEGMENT REVIEW

Summary of Financial Results:

	(Unaudited)
	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2017	2016	2017	2016
Sales and revenues, net	$2,096	$2,197	$3,759	$3,962
Segment Results:
Truck	$(56)	$(23)	$(125)	$(74)
Parts	153	176	302	326
Global Operations	(7)	(1)	(11)	(14)
Financial Services	15	25	28	51
Net income (loss)(A)	$(80)	$4	$(142)	$(29)
Diluted income (loss) per share(A)	$(0.86)	$0.05	$(1.62)	$(0.35)

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment – Truck segment net sales declined six percent to $1.4 billion in second quarter 2017 compared to second quarter 2016, due to lower Core volumes, the impact of a shift in product mix in the company’s Core markets, and the cessation of sales of CAT-branded units sold to Caterpillar. This was partially offset by an increase in Mexico truck volumes. Truck chargeouts in the company’s Core market were down five percent year-over-year.

The Truck segment loss increased to $56 million in second quarter 2017 versus a second quarter 2016 loss of $23 million, driven by the higher used truck losses, market pressures, the impact of lower Core market volumes, and a decrease in other income, which were partially offset by improved material costs and lower adjustments to pre-existing warranties. Second quarter 2016 results included a $19 million benefit from a recognition of income for an intellectual property license.

Parts Segment – Parts segment second quarter 2017 net sales were $610 million, down $37 million, or six percent, compared to second quarter 2016, driven by lower sales from Blue Diamond Parts (BDP), the company’s parts joint venture with Ford, as well as by lower U.S. and export volumes, partially offset by higher U.S. and Canada parts sales related to Fleetrite™ brand and remanufactured parts sales.

The Parts segment recorded a quarterly profit of $153 million in second quarter 2017, down 13 percent versus the same period one year ago, primarily due to margin declines in BDP and the company’s North American markets.

Global Operations Segment – Global Operations segment second quarter 2017 net sales decreased nine percent to $70 million compared to second quarter 2016. This was primarily driven by lower volumes in the company’s South America engine operation due to the continued economic weakness in the Brazil economy.

The Global Operations segment recorded a $7 million loss in second quarter 2017 compared to a $1 million loss in the same period one year ago. The year-over-year change was due to lower volumes, partially offset by lower manufacturing and SG&A costs as a result of prior year restructuring and cost reduction efforts.

Financial Services Segment – Financial Services segment second quarter 2017 net revenues decreased three percent to $56 million versus the same period one year ago, primarily driven by a decline in interest revenues due to lower overall finance receivables and unfavorable movements in foreign currency exchange rates impacting the company’s Mexican portfolio, partially offset by higher revenues from operating leases.

Financial Services segment profit decreased by $10 million in second quarter 2017, primarily due to lower interest margins resulting from a decline in average finance receivables and an increase in the company’s borrowing rate, as well as a decline in other revenue due to lower interest income from certain intercompany loans.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International brand commercial and military trucks, proprietary diesel engines, and IC Bus brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2016. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2017	2016	2017	2016
Sales and revenues
Sales of manufactured products, net	$2,063	$2,164	$3,692	$3,894
Finance revenues	33	33	67	68

Sales and revenues, net	2,096	2,197	3,759	3,962

Costs and expenses
Costs of products sold	1,776	1,845	3,146	3,311
Restructuring charges	2	3	9	6
Asset impairment charges	5	3	7	5
Selling, general and administrative expenses	221	202	421	407
Engineering and product development costs	65	61	128	119
Interest expense	89	81	171	162
Other expense (income), net	9	(25)	1	(47)

Total costs and expenses	2,167	2,170	3,883	3,963
Equity in income of non-consolidated affiliates	2	2	5	1

Income (loss) before income taxes	(69)	29	(119)	—
Income tax expense	(6)	(16)	(10)	(11)

Net income (loss)	(75)	13	(129)	(11)
Less: Net income attributable to non-controlling interests	5	9	13	18

Net income (loss) attributable to Navistar International Corporation	$(80)	$4	$(142)	$(29)

Income (loss) per share attributable to Navistar International Corporation:
Basic	$(0.86)	$0.05	$(1.62)	$(0.35)
Diluted	(0.86)	0.05	(1.62)	(0.35)
Weighted average shares outstanding:
Basic	93.3	81.7	87.5	81.7
Diluted	93.3	82.0	87.5	81.7

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(in millions, except per share data)	April 30, 2017	October 31, 2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$771	$804
Restricted cash and cash equivalents	112	64
Marketable securities	178	46
Trade and other receivables, net	300	276
Finance receivables, net	1,459	1,457
Inventories, net	946	944
Other current assets	181	168

Total current assets	3,947	3,759
Restricted cash	48	48
Trade and other receivables, net	17	16
Finance receivables, net	232	220
Investments in non-consolidated affiliates	55	53
Property and equipment (net of accumulated depreciation and amortization of $2,480 and $2,553, respectively)	1,324	1,241
Goodwill	38	38
Intangible assets (net of accumulated amortization of $130 and $124, respectively)	46	53
Deferred taxes, net	161	161
Other noncurrent assets	84	64

Total assets	$5,952	$5,653

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$744	$907
Accounts payable	1,240	1,113
Other current liabilities	1,138	1,183

Total current liabilities	3,122	3,203
Long-term debt	4,321	3,997
Postretirement benefits liabilities	2,941	3,023
Other noncurrent liabilities	695	723

Total liabilities	11,079	10,946
Stockholders’ deficit
Series D convertible junior preference stock	2	2
Common stock (103.1 and 86.8 shares issued, respectively, and $0.10 par value per share and 220 shares authorized at both dates)	10	9
Additional paid-in capital	2,732	2,499
Accumulated deficit	(5,105)	(4,963)
Accumulated other comprehensive loss	(2,579)	(2,640)
Common stock held in treasury, at cost (4.9 and 5.2 shares, respectively)	(191)	(205)

Total stockholders’ deficit attributable to Navistar International Corporation	(5,131)	(5,298)
Stockholders’ equity attributable to non-controlling interests	4	5

Total stockholders’ deficit	(5,127)	(5,293)

Total liabilities and stockholders’ deficit	$5,952	$5,653

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)	Six Months Ended April 30,
(in millions)	2017	2016
Cash flows from operating activities
Net loss	$(129)	$(11)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	75	74
Depreciation of equipment leased to others	37	37
Deferred taxes, including change in valuation allowance	(2)	(3)
Asset impairment charges	7	5
Loss on sales of investments and businesses, net	—	2
Amortization of debt issuance costs and discount	23	17
Stock-based compensation	12	7
Provision for doubtful accounts, net of recoveries	7	8
Equity in income of non-consolidated affiliates, net of dividends	1	—
Write-off of debt issuance cost and discount	4	—
Other non-cash operating activities	(9)	(8)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed	(133)	(232)

Net cash used in operating activities	(107)	(104)

Cash flows from investing activities
Purchases of marketable securities	(589)	(283)
Sales of marketable securities	440	177
Maturities of marketable securities	17	37
Net change in restricted cash and cash equivalents	(48)	(19)
Capital expenditures	(66)	(53)
Purchases of equipment leased to others	(37)	(78)
Proceeds from sales of property and equipment	14	17
Investments in non-consolidated affiliates	(2)	—
Proceeds from sales of affiliates	—	36

Net cash used in investing activities	(271)	(166)

Cash flows from financing activities
Proceeds from issuance of securitized debt	5	75
Principal payments on securitized debt	(56)	(19)
Net change in secured revolving credit facilities	21	38
Proceeds from issuance of non-securitized debt	383	110
Principal payments on non-securitized debt	(278)	(162)
Net change in notes and debt outstanding under revolving credit facilities	42	(105)
Principal payments under financing arrangements and capital lease obligations	(1)	(1)
Debt issuance costs	(18)	(1)
Proceeds from financed lease obligations	16	12
Issuance of common stock	256	—
Stock issuance costs	(11)	—
Proceeds from exercise of stock options	3	—
Dividends paid by subsidiaries to non-controlling interest	(15)	(19)
Other financing activities	(3)	1

Net cash provided by (used in) financing activities	344	(71)

Effect of exchange rate changes on cash and cash equivalents	1	18

Decrease in cash and cash equivalents	(33)	(323)
Cash and cash equivalents at beginning of the period	804	912

Cash and cash equivalents at end of the period	$771	$589

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) from continuing operations attributable to Navistar International Corporation, excluding income tax expense. The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2017
External sales and revenues, net	$1,391	$604	$66	$33	$2	$2,096
Intersegment sales and revenues	7	6	4	23	(40)	—

Total sales and revenues, net	$1,398	$610	$70	$56	$(38)	$2,096

Income (loss) attributable to NIC, net of tax	$(56)	$153	$(7)	$15	$(185)	$(80)
Income tax expense	—	—	—	—	(6)	(6)

Segment profit (loss)	$(56)	$153	$(7)	$15	$(179)	$(74)

Depreciation and amortization	$31	$3	$4	$12	$3	$53
Interest expense	—	—	—	21	68	89
Equity in income of non-consolidated affiliates	1	1	—	—	—	2
Capital expenditures(B)	14	1	2	1	2	20

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2016
External sales and revenues, net	$1,459	$640	$64	$33	$1	$2,197
Intersegment sales and revenues	21	7	13	25	(66)	—

Total sales and revenues, net	$1,480	$647	$77	$58	$(65)	$2,197

Income (loss) attributable to NIC, net of tax	$(23)	$176	$(1)	$25	$(173)	$4
Income tax expense	—	—	—	—	(16)	(16)

Segment profit (loss)	$(23)	$176	$(1)	$25	$(157)	$20

Depreciation and amortization	$29	$4	$4	$12	$4	$53
Interest expense	—	—	—	19	62	81
Equity in income of non-consolidated affiliates	1	1	—	—	—	2
Capital expenditures(B)	19	1	1	—	3	24

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2017
External sales and revenues, net	$2,408	$1,167	$112	$67	$5	$3,759
Intersegment sales and revenues	17	13	8	43	(81)	—

Total sales and revenues, net	$2,425	$1,180	$120	$110	$(76)	$3,759

Income (loss) attributable to NIC, net of tax	$(125)	$302	$(11)	$28	$(336)	$(142)
Income tax expense	—	—	—	—	(10)	(10)

Segment profit (loss)	$(125)	$302	$(11)	$28	$(326)	$(132)

Depreciation and amortization	$68	$6	$7	$25	$6	$112
Interest expense	—	—	—	41	130	171
Equity in income of non-consolidated affiliates	2	2	1	—	—	5
Capital expenditures(B)	57	1	3	1	4	66

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2016
External sales and revenues, net	$2,540	$1,202	$148	$68	$4	$3,962
Intersegment sales and revenues	72	15	21	49	(157)	—

Total sales and revenues, net	$2,612	$1,217	$169	$117	$(153)	$3,962

Income (loss) attributable to NIC, net of tax	$(74)	$326	$(14)	$51	$(318)	$(29)
Income tax expense	—	—	—	—	(11)	(11)

Segment profit (loss)	$(74)	$326	$(14)	$51	$(307)	$(18)

Depreciation and amortization	$63	$7	$9	$24	$8	$111
Interest expense	—	—	—	38	124	162
Equity in income (loss) of non-consolidated affiliates	2	2	(3)	—	—	1
Capital expenditures(B)	44	2	2	—	5	53

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
April 30, 2017	$1,680	$613	$342	$2,132	$1,185	$5,952
October 31, 2016	1,520	594	407	2,116	1,016	5,653

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $40 million and $76 million for the three and six months ended April 30, 2017, respectively, and $42 million and $84 million for the three and six months ended April 30, 2016, respectively.
(B)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) from continuing operations attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA:

We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash, Cash Equivalents, and Marketable Securities:

Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consists of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2017	2016	2017	2016
Income (loss) attributable to NIC, net of tax	$(80)	$4	$(142)	$(29)
Plus:
Depreciation and amortization expense	53	53	112	111
Manufacturing interest expense(A)	68	62	130	124
Less:
Income tax expense	(6)	(16)	(10)	(11)

EBITDA	$47	$135	$110	$217

(A)	Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2017	2016	2017	2016
Interest expense	$89	$81	$171	$162
Less: Financial services interest expense	21	19	41	38

Manufacturing interest expense	$68	$62	$130	$124

10

Adjusted EBITDA Reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2017	2016	2017	2016
EBITDA (reconciled above)	$47	$135	$110	$217

Less significant items of:
Adjustments to pre-existing warranties(A)	7	46	(10)	51
North America asset impairment charges(B)	5	3	7	5
Restructuring of North American manufacturing operations(C)	2	—	9	—
Cost reduction and other strategic initiatives	—	3	—	6
Debt refinancing charges(D)	4	—	4	—
One-time fee received(E)	—	—	—	(15)

Total adjustments	18	52	10	47

Adjusted EBITDA	$65	$187	$120	$264

(A)	Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.
(B)	In the first and second quarters of 2017, the Truck segment recorded $2 million and $5 million, respectively, of asset impairment charges relating to certain assets under operating leases. In the first and second quarters of 2016, the Truck segment recorded $2 million and $3 million, respectively, of asset impairment charges relating to certain long lived assets.
(C)	In the first and second quarters of 2017, we recorded $7 million of restructuring charges related to the 2011 closure of our Chatham, Ontario plant and $2 million of Corporate restructuring charges, respectively.
(D)	In the second quarter of 2017, we recorded a charge of $4 million related to third party fees and debt issuance costs associated with the repricing of our Term Loan.
(E)	In the first quarter of 2016, we received a $15 million one-time fee from a third party which was recognized in Other expense (income), net.

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Manufacturing segment cash, cash equivalents, and marketable securities reconciliation:

	As of April 30, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$747	$24	$771
Marketable securities	171	7	178

Total cash, cash equivalents, and marketable securities	$918	$31	$949

12